Tegal Corporation   2201 S. McDowell Blvd., Petaluma, CA  94954  [T] (707) 763-5600  [F] (707) 773-2854  www.tegal.com

TEGAL AND SE2QUEL PARTNERS FORM NEW COMPANY IN SOLAR UTILITY DEVELOPMENT

 sequel Power LLC Focused on Development of Large Scale Photovoltaic-based Solar Utilities

PETALUMA, Calif., January 20, 2011 — Tegal Corporation, (Nasdaq: TGAL) today announced that it has formed, along with se2quel Partners LLC, a new company dedicated to the development and operation of large scale photovoltaic (PV)-based solar utilities in the United States, Latin America, the Middle East and Africa.

Over the past three years, se2quel Partners, under the leadership of Ferdinand Seemann, a solar technology expert and former Independent Director of Tegal, has developed a unique approach (with patents pending) to develop, build and operate PV-based utilities on the scale of 1,000+  megawatts (1GW), which are cost competitive with conventional energy sources.   Currently, se2quel Partners has over 10 active projects with major partners in various stages of analyzing and developing solar utilities in six different countries within the global sunbelt.

The global PV market is expected to grow between 20% and 36% annually between 2011 and 2014, with the United States accounting for only 10% of the forecasted total of 40 GW installed annually by 2014. While the utility-scale segment accounted for less than 13% of the total PV market in the USA in 2009, it is the fastest growth segment of the PV industry and is expected to exceed 35% of the total by 2014 (Sources: Navigant Consulting and GTM Research, 2010).

sequel Power, a newly-formed Delaware limited liability company, will take over the existing projects, along with the technology, know-how and related infrastructure of se2quel Partners.  Tegal has contributed $2 million in cash for a majority voting interest and an approximate 25% economic stake in the new company.  As additional consideration, Tegal has granted warrants to purchase a total of 928,884 shares of Tegal common stock at an exercise price of $0.63 per share to se2quel Partners and se2quel Management GmbH, which represents approximately 11% of Tegal’s total shares outstanding.  Ferdinand Seemann will serve as the new company’s full-time President & CEO, while Thomas Mika, President & CEO of Tegal, will serve as its Executive Chairman.

Prior to founding se2quel Partners in 2003, Ferdinand Seemann held senior positions in several leading technology companies, including Vice President of Lam Research Corporation, Executive Vice President of Mattson Technology, President & CEO of Steag Microtech and President and Owner of Seemann Engineering. Mr. Seemann holds a MSEE from the University of Regensburg in 1985, where he authored a Master’s thesis entitled “Novel, Cost Efficient Photovoltaic Systems”.

Dr. Stephan Mohren, founder of se2quel Management GmbH, will manage sequel Power’s European operations under a management services contract with sequel Power.  Dr. Mohren, a senior technology and finance executive, is the former President & CEO of Steag HamaTech AG, and served on the Boards of Directors of Steag Industrie AG and Nawotech GmbH. In addition, Dr. Mohren was a Venture Partner at Wellington Partners GmbH and an investment advisor to WestSteag Partners GmbH and Equita GmbH.  He holds an MBA from the University of Sankt Gallen, Switzerland, and a PhD in Business Administration from University Saarbrücken.

Additional key members of the sequel Power team include Steven Bay and Karen Reinhardt, both coming over from se2quel Partners.  Steven Bay joins the new company as its Chief Operating Officer.  Mr. Bay is the former Representative Director and Executive Vice President at SEN Corporation in Tokyo, VP Marketing & Technology at Mattson Technology, CTO & VP Marketing & Technology at CFM Technologies, and President of RF Services, Inc.  Mr. Bay holds a BA in Chemistry/Philosophy from Saint Louis University.  Karen Reinhardt, sequel Power’s Chief Technology Officer, has led se2quel Partners’ efforts in solar process and manufacturing technology, including yield management, developing and implementing significant solar efficiency improvements in mass production lines at many locations throughout the world, including in China and South Korea.  Formerly with Novellus Systems, Inc., Ms. Reinhardt is a recognized expert in wet processing for semiconductor manufacturing, having authored over 30 technical papers and two authoritative books on the subject.  She is an ITRS roadmap executive and leader with multiple patents and holds a MS in Chemistry from Texas Tech University.

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“With this initial investment by Tegal Corporation, we continue our transition from our current position as a third-tier supplier of semiconductor capital equipment to pursuing a leading role in green energy,” said Thomas Mika, President & CEO of Tegal Corporation.  “After extensive due diligence, we believe the projects in PV-based solar energy that sequel Power is initiating can make a true difference to the future of many countries looking to reduce their dependence on fossil fuels.  The sequel Power model for large scale PV-based solar projects is unique in the industry and has won significant acclaim from governments, industrial companies and industry advocates for its innovation and prospect for success.  By forming this new company with this talented team, we can capitalize on this opportunity in what we believe to be the most effective way possible for the benefit of our stockholders, which utilizes Tegal’s capital equipment know-how, a portion of our cash and even potentially the tax benefits of our NOL’s.  We look forward to supporting the activities of sequel Power through our direct efforts and through related operations and investments we may make in the future.”

“We enthusiastically welcome Tegal Corporation and Tom Mika to our team, said Ferdinand Seemann, President and CEO of sequel Power LLC.  “Over the last couple years, we have demonstrated the potential of our unique model for large scale solar projects, while forming alliances with leaders in our field.  We believe that sequel Power is in a very promising position to enter into three to four major projects in the United States and Latin America within the next year.  We look forward to benefitting from Tom’s active involvement in our development projects and in utilizing his extensive expertise in evaluating, structuring and financing complex business arrangements in multiple countries and cultures.”

Safe Harbor Statement
Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable in some instances by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions.  These forward-looking statements are subject to risks, uncertainties and assumptions, including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of products and services.  All forward-looking statements attributable to Tegal Corporation or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  For a further discussion of these risks and uncertainties, please refer to Tegal’s periodic filings with the Securities and Exchange Commission.

About Tegal Corporation
Tegal is an innovator of specialized production solutions for the fabrication of advanced MEMS, power ICs and optoelectronic devices found in products like smart phones, networking gear, solid-state lighting, and digital imaging.  The company’s plasma etch tools enable sophisticated manufacturing techniques, such as 3D interconnect structures formed by intricate silicon etch, also known as Deep Reactive Ion Etching (DRIE). Tegal combines proven expertise with practical system strategies to deliver application-specific solutions that are robust and reliable, and deliver exceptional process quality and high yields at a lower overall cost of ownership.  Headquartered in Petaluma, California, the company has more than 35 years of expertise and innovation in specialized technologies, over 100 patents, and an installed base of more than 1900 systems worldwide. Please visit us on the web at www.Tegal.com.

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Tegal Contact:
Thomas Mika
President & CEO
Tel: +1 707 765-5630
Email: tmika@tegal.com
or
The Blueshirt Group
Chris Danne
Tel: +1 415 217-7722

sequel Power contact:
Ferdinand Seemann
President and CEO
Tel:  +1 925 227-1190
Email: fseemann@sequelpower.com
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